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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement (Form S-3 No. 33-46056) and in the related prospectus and in the registration statements (Form S-8 Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697,
33-37698, 33-55596, and 33-73040) pertaining to the stock purchase plans of Candela Corporation of our report dated August 10, 2001 with respect to the consolidated financial statements and schedule of Candela Corporation included in this Annual Report on Form 10-K for the year ended June 30, 2001.



/s/ Ernst & Young LLP



Boston, Massachusetts
September 21, 2001